UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2007

Commission File Number: 333-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

     Suite 204B 9648 – 128th Street,
Surrey, British Columbia, Canada, V3T 2X9
(Address of principal executive offices)

(877) 877 4141
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On March 12, 2007 the board of directors of Novori Inc. (the “Company”) resolved to effect a 2:1 forward split of the Company’s stock, through a dividend of two shares for each share of stock outstanding as of March 29, 2007, the record date. This transaction is subject to approval from the NASD. The proposed details of the transaction are as follows:

  The record date shall be March 29, 2007;
  The payment date shall be March 30, 2007. The shares will be mailed on this date without any action required on the part of the shareholders;
  The ratio of the distribution is to be 2:1 meaning that for every one share owned by a shareholder, another identical share will be issued (identical class, restrictive/non restrictive status, issue date);

Before the split, as at March 16, 2007, there are 25,757,250 shares of the company’s common stock issued and outstanding. After the split, there will be 51,514,500 shares of the company’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	NOVORI INC.
(Registrant)

By: /s/ Mark Neild
Director, Secretary, Treasurer